UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017 (May 24, 2017)

MOODY NATIONAL REIT I, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55200 (Commission File Number)	26-1812865 (I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas  77057

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Moody National REIT I, Inc. (the “Company”) was held on May 24, 2017 (the “Special Meeting”). As previously reported, on November 16, 2016, the Company, Moody National Operating Partnership I, LP, the Company’s operating partnership (“REIT I Operating Partnership”), Moody National Advisor I, LLC, the Company’s advisor, Moody National REIT II, Inc. (“REIT II”), Moody National Operating Partnership II, LP, REIT II’s operating partnership (“REIT II Operating Partnership”), Moody National Advisor II, LLC, REIT II’s advisor and Moody Merger Sub, LLC, a wholly-owned subsidiary of REIT II (“Merger Sub”) entered into an agreement and plan of merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, (i) the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger, and (ii) REIT II Operating Partnership will merge with and into REIT I Operating Partnership (the “Partnership Merger”), with REIT I Operating Partnership surviving the Partnership Merger.

Moody II previously filed with the Securities and Exchange Commission a definitive proxy statement/prospectus and related materials pertaining to the Merger, Partnership Merger and the Special Meeting, which describe in detail each of the proposals submitted to the Company’s stockholders to be voted on at the Special Meeting.

At the Special Meeting, there were present, in person or by proxy, stockholders holding an aggregate of 12,050,908.56 shares of the Company’s common stock, representing approximately 90.58% of the total number of 13,303,908.34 shares of the Company’s common stock issued and outstanding as of the record date for the Special Meeting and entitled to vote at the Special Meeting.

The final results of the following matters voted on at the Special Meeting are set forth below, excluding any shares beneficially held by certain affiliates as required by the Merger Agreement.

Proposal No. 1 – Approval of the Merger:

Votes For	Votes Against	Abstain	Broker Non-Votes
11,302,255.08	437,563.75	214,959.95	*

Proposal No. 2 – Approval of an Amendment to the Company’s Charter:

Votes For	Votes Against	Abstain	Broker Non-Votes
11,387,861.65	448,714.58	214,332.32	*

*	No broker non-votes were recorded in connection with Proposal No. 1 or Proposal No. 2.

Because the affirmative vote of the holders of a majority of the shares of the Company’s common stock entitled to cast a majority of all the votes entitled to vote on the two foregoing proposals was achieved, the proposal to grant discretionary authority to the named proxy holders to adjourn the Special Meeting to solicit additional proxies in favor of such proposals was not necessary or appropriate and, therefore, not called.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by termination the undersigned thereunto duly authorized.

Date: May 25, 2017	MOODY NATIONAL REIT I, INC.
	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President